Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-34826, 333-38444, 333-101780, 333-113041 and 333-125702 on Form S-8 and Nos. 333-24685 and 333-43071 on Form S-3 of Rockwell Automation, Inc. of our reports dated November 9, 2006, relating to the financial statements and financial statement schedule of Rockwell Automation, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standard No. 123R, Share Based Payments and of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2006.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin

November 9, 2006